Exhibit 99.1

Chicago Atlantic BDC, Inc. Reports First Quarter 2025 Financial Results and Announces Cash Dividend of $0.34 per Share

NEW YORK, May 14, 2025 --- Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company, today announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights and Subsequent Events

•	Total gross investment income of $11.9 million

•	Net investment income of $7.6 million, or $0.34 per weighted average share outstanding

•	Total investment portfolio of $289.3 million at fair value

•	Net asset value (“NAV”) per share was $13.19 on March 31, 2025

•	Declared a dividend of $0.34 per share for the quarter ended March 31, 2025, paid on April 11, 2025 to shareholders of record as of March 28, 2025

•	Declared a dividend of $0.34 per share for the quarter ended June 30, 2025 payable on July 11, 2025 to shareholders of record of June 27, 2025

•	Closed a new $100 million senior secured revolving credit facility on February 11, 2025

•	Committed $32.3 million for four new credit facilities, of which $20.8 million in aggregate par value was advanced in the first quarter of 2025

•	Subsequent to quarter end, the Company funded $7.2 million in investments across four borrowers to date in the second quarter of 2025

•	As of March 31, 2025, there were 22,820,386 common shares issued and outstanding on a basic and fully diluted basis

Peter Sack, Chief Executive Officer of the Company, commented, “We continued our measured deployment during the first quarter and to date in the second quarter, bringing our gross fundings by principal value to $52.8 million since October 1, 2024. The new credit facility provides liquidity to pursue new opportunities and work collaboratively with both cannabis and non-cannabis borrowers seeking capital. We believe our strategy of focusing on senior-secured lending at the top of the capital structure in the lower-middle and middle markets, together with prudent structuring of terms to manage interest rate volatility, has enabled us to navigate the recent volatility in the equity and credit markets. We are well positioned to deploy into a growing originations pipeline as the year progresses.”

$100 Million Senior Secured Revolving Credit Facility

On February 11, 2025, the Company closed a new $100 million senior secured revolving credit facility (the “Credit Facility”) led by an FDIC-insured financial institution. The Credit Facility matures in March 2028 and bears interest at Secured Overnight Financing Rate ("SOFR") plus 3.00% with a floor of 6.00%.

Portfolio and Investment Activity

•	As of March 31, 2025, the Company’s investment portfolio had an aggregate fair value of approximately $289.3 million across 31 portfolio companies.

•	During the quarter ended March 31, 2025, the Company committed $32.3 million in aggregate par value and funded four investments with an aggregate par value of $20.8 million, none of which were in existing borrowers.

•	During the quarter ended March 31, 2025, the Company had principal repayments of $7.6 million of which $3.4 million was receivable as of March 31, 2025.

•	As of March 31, 2025, there were no loans on non-accrual status.

Results of Operations

For the three months ended March 31, 2025, total investment income was approximately $11.9 million. For the three months ended March 31, 2025, the Company incurred net expenses of approximately $4.3 million, resulting in net investment income of approximately $7.6 million, or $0.34 per weighted average share, and a net increase in net assets from operations of approximately $7.6 million, or $0.33 per weighted average share.

Net Asset Value

As of March 31, 2025, NAV per share was $13.19 compared with $13.20 as of December 31, 2024. The slight decrease in NAV per share was primarily driven by growth in net assets from operations, offset by dividend payments. Total net assets as of March 31, 2025 were $301.0 million compared to $301.2 million as of December 31, 2024 and $84.5 million as of March 31, 2024.

Dividend

The Company’s Board of Directors declared a cash dividend of $0.34 per share.

The following are the key dates for the dividend:

Record Date	June 27, 2025
Payment Date	July 11, 2025

The Company has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not “opted out” of the DRIP in accordance with the terms of the DRIP and the procedures of their broker or other financial intermediary will have their cash dividends automatically reinvested in additional shares of the Company’s common stock. A stockholder whose shares are held by a broker or other financial intermediary should contact their broker or other financial intermediary as soon as possible in order to determine the time by which the stockholder must take action in order to receive dividends in cash.

Conference Call and Quarterly Earnings Presentation

The Company will host a conference call and live audio webcast, both open for the general public to hear, to discuss the Company's first quarter 2025 financial results at 9:00 a.m. Eastern Time on Wednesday, May 14, 2025. The number to call for the conference call is (833) 630-1956 (international callers: 412-317-1837). The live audio webcast of the call will also be available on the Company’s website at lien.chicagoatlantic.com.

A replay of the call will be available at lien.chicagoatlantic.com by the end of day on May 14, 2025.

Call Details – Chicago Atlantic BDC, Inc. First Quarter 2025 Financial Results:

•	When: Wednesday, May 14, 2025

•	Time: 9:00 a.m. ET

•	Webcast Live Stream: https://edge.media-server.com/mmc/p/jzmxrb2v

•	Replay: lien.chicagoatlantic.com

LIEN posted its First Quarter 2025 Earnings Presentation on the Events and Presentations page of its website, lien.chicagoatlantic.com. LIEN routinely posts important information for investors on its website. The Company intends to use this website as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. The Company encourages investors, analysts, the media and others interested in LIEN to monitor the Investor Relations page of its website, in addition to following its press releases, Securities and Exchange Commission (“SEC”) filings, publicly available earnings calls, presentations, webcasts and other information posted from time to time on the website. Please visit the IR Resources section of the website to sign up for email notifications.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit lien.chicagoatlantic.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contact

Tripp Sullivan

SCR Partners

LIEN@chicagoatlantic.com

CHICAGO ATLANTIC BDC, INC.

Statements of Assets and Liabilities

ASSETS	March 31, 2025 (Unaudited)	December 31, 2024
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $288,402,119 and $274,346,711, respectively)	$289,262,741	$275,241,398
Cash and cash equivalents	14,921,739	23,932,406
Due from affiliates	5,202,278	2,361,019
Interest receivable	3,061,836	3,582,610
Prepaid expenses and other assets	1,250,109	321,108
Receivable for investment sold	-	4,122,500
Total assets	$313,698,703	$309,561,041

LIABILITIES
Distributions payable	$7,758,931	$-
Income-based incentive fees payable	2,122,865	1,998,945
Management fee payable	1,339,250	758,362
Professional fees payable	756,602	458,809
Unearned interest income	213,269	37,752
Due to affiliates	197,344	905,129
Capital gains incentive fees payable	115,074	121,887
Deferred financing costs payable	114,548	47,881
Other payables	62,816	46,219
Transaction fees payable related to the Loan Portfolio Acquisition	-	2,945,125
Offering costs payable	-	989,645
Excise tax payable	-	88,709
Total liabilities	$12,680,699	$8,398,463

Commitments and contingencies

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,820,386 and 22,820,386 shares issued and outstanding, respectively	$228,204	$228,204
Additional paid-in-capital	303,152,031	303,272,034
Distributable earnings (accumulated loss)	(2,362,231)	(2,337,660)
Total net assets	$301,018,004	$301,162,578
NET ASSET VALUE PER SHARE	$13.19	$13.20

CHICAGO ATLANTIC BDC, INC.

Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31, 2025	December 31, 2024
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$11,279,456	$11,702,240
Fee income	643,546	945,983
Total investment income	11,923,002	12,648,223

EXPENSES
Income-based incentive fees	1,916,277	1,998,944
Management fee	1,260,875	758,362
General and administrative expense	974,477	700,000
Legal expenses	250,926	82,083
Professional fees	215,726	286,457
Audit expense	190,002	197,975
Sub-administrator fees	157,785	151,842
Interest expense	145,381	-
Other expenses	144,422	123,611
Capital gains incentive fees	(6,813)	(3,161)
Transaction expenses related to the Loan Portfolio Acquisition	-	272,717
Excise tax expense	-	88,709
Total expenses	5,249,058	4,657,539
Waiver of General and administrative expense	(658,477)	-
Expense limitation agreement	(316,000)	-
Net expenses	4,274,581	4,657,539
NET INVESTMENT INCOME (LOSS)	7,648,421	7,990,684

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled non-affiliate investments	-	(74,483)
Net realized gain (loss) from investments	-	(74,483)

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled/non-affiliate investments	(34,064)	58,678
Net change in unrealized appreciation (depreciation) on investments	(34,064)	58,678
Net realized and unrealized gains (losses)	(34,064)	(15,805)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$7,614,357	$7,974,879

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.34	$0.35
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.33	$0.35
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	22,820,386	22,820,368